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                                                                     Exhibit 4.2

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement"), dated as of July 8, 1991 among THE HORN & HARDART COMPANY, a Nevada corporation ("H&H"), NORTH AMERICAN RESOURCES LIMITED, a British Virgin Islands Corporation ("NAR"), and Intercontinental Mining & Resources Limited, a Delaware corporation and indirect wholly-owned subsidiary of NAR ("IMR").

                                R E C I T A L S :

            A. H&H, The Hanover Companies, a Nevada corporation and a wholly-owned subsidiary of H&H ("Hanover"), and NAR are parties to a Stock Purchase Agreement, dated as of July 8, 1991 (as modified, amended and supplemented and in effect from time to time, the "Stock Purchase Agreement"), providing, inter alia, subject to the terms and conditions thereof, (i) for the issuance and sale by Hanover to NAR of 40,000 shares of its 8% Cumulative Preferred Stock, par value $.0l per share (the "Hanover Preferred Shares") and
(ii) the issuance and sale by H&H to NAR of 13,333,334 shares of its Class B Common Stock, par value $.0l per share (the "Company Class B Common Stock").

            B. H&H is the registered and beneficial owner of all the issued and outstanding shares of common stock, par value $1.00 per share, of Hanover (the "Hanover Common Stock").

            C. H&H and NAR are expected to be parties to an Exchange and Option Agreement to be dated as of the closing date under the Stock Purchase Agreement (the "Exchange and Option Agreement"), providing, subject to the terms and conditions thereof, for NAR's option to purchase 13,333,334 shares (as adjusted in accordance therewith) of Common Stock, par value $.66 2/3 per share, of H&H (the "Common Stock") by exchanging the Hanover Preferred Shares and Company Class B Common Stock owned by it.

            D. IMR and several direct or indirect wholly-owned subsidiaries of H&H are parties to a $30,000,000 secured Revolving Credit and Letter of Credit Facility of even date herewith (the "Working Capital Facility").

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            E. It is a condition precedent to the execution and delivery of the
Working Capital Facility and to the issue and sale of the Hanover Preferred Shares and the Company Class B Common Stock and the transactions contemplated by the Stock Purchase Agreement and the closing thereunder that this Registration Rights Agreement be executed and delivered by H&H, IMR and NAR.

            F. Each of H&H, IMR and NAR desire to enter into this Registration Rights Agreement to satisfy the conditions described in the preceding paragraphs and for the further purposes herein set forth.

                               A G R E E M E N T :

            The parties agree as follows:

            Section 1. Defined Terms; Effectiveness of Registration Rights.

            1.1 Defined Terms. Capitalized terms used and not defined herein and defined in the Stock Purchase Agreement shall have the meanings therein indicated. In addition to such terms defined therein and such terms as are otherwise defined herein, the following terms shall have the following meanings;

            "Inspectors" has the meaning attributed thereto in Section 5.

            "Option" has the meaning attributed thereto in the Exchange and Option Agreement.

            "Other Securities" has the meaning attributed thereto in 3.1.

            "Records" has the meaning attributed thereto in Section 5.

            "Registrable Securities" means (i) shares of Common Stock of H&H issued to NAR pursuant to the terms of the Exchange and Option Agreement, (ii) shares of Common Stock of H&H acquired upon the exercise of warrants or other securities issued to NAR or its wholly-owned subsidiary in accordance with
Section 4.17 of the Stock Purchase Agreement, (iii) shares of Common Stock of H&H acquired upon the exercise of warrants issued and granted to IMR or other direct or indirect wholly-owned subsidiaries of NAR in connection with the Working Capital Facility, (iv) warrants or other securities issued to NAR, IMR or any direct or indirect wholly-owned subsidiaries of NAR pursuant to the Working Capital Facility or pursuant to section 4.17 of the


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Stock Purchase Agreement, and (v) any securities of H&H distributed with respect to shares of its Common Stock.

            "Registration Expenses" means all expenses incident to H&H's performance of or compliance with the registration and other requirements set forth in this Registration Rights Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of all, counsel to H&H and all accountants in connection with the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto and the mailing and delivery of copies thereof to underwriters and dealers; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivery of copies thereof to underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vi) the cost and charges of any transfer agent or registrar in connection with the registration of exchange or transfer of the Registrable Securities to be disposed of; and (vii) all stock exchange listing fees.

            "Total Number of Includible Securities" has the meaning attributed thereto in Section 3.1(b).

            1.2 Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective on the date hereof and continue so long as IMR shall hold warrants to purchase H&H Common Shares or Common Shares and so long as NAR has the right to receive Registrable Securities pursuant to the Exchange and Option Agreement and after NAR has exercised the Option, so long as Registrable Securities are held by NAR, IMR or its wholly-owned subsidiaries or a permitted assign.

            1.3 Registration Not Required. H&H shall not be obligated to effect any registration pursuant to Section 2.1 or Section 3.1 hereof if, in the written opinion of counsel


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to H&H who shall be reasonably satisfactory to NAR and which opinion shall be concurred in by counsel to NAR, the intended method or methods of disposition of any Registrable Securities by NAR or IMR may be effected without registration under the Securities Act and without restriction as to subsequent trading.

            Section 2. Registration on Request.

            2.1 Notice. Upon written notice from either NAR or IMR or upon a joint written request from NAR and IMR requesting that H&H effect the registration under the Securities Act of all or a portion of the Registrable Securities beneficially owned by it, which notice shall specify the intended method or methods of disposition of such Registrable Securities, H&H shall use its best efforts to effect as promptly as practicable and without restriction as to subsequent trading the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

            (a) if, in the reasonable judgment of H&H, a registration at the time and on the terms requested would adversely affect any public financing by H&H that had been firmly planned by H&H prior to the notice by NAR and/or IMR, as the case may be, requesting registration, H&H shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until 180 days after completion of such financing or 90 days after the abandonment of such financing;

            (b) H&H shall not be required to file a registration statement if, as a result, H&H would be required to include in such registration statement (i) audited financial statements as of any date other than a fiscal year end or any other date as of which H&H shall have audited financial statements or (ii) pro forma financial statements pursuant to Regulation S-X under the Securities Act if such pro forma statements cannot be reasonably prepared in a timely fashion, until such audited financial statements or such pro forma financial statements have been prepared; provided that H&H shall use its reasonable efforts to prepare on a timely basis any audited financial statements or pro forma financial statements required to be included;


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            (c) if H&H determines in the good faith judgment of H&H's general counsel that the filing of a registration statement would require the disclosure of material information which H&H has a good faith business purpose for preserving as confidential or H&H is unable to comply with Commission requirements, H&H shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) the date upon which such material information is disclosed to the public (it being understood that nothing herein shall require such disclosure) or ceases to be material or (ii) 60 days after H&H makes such good faith determination;

            (d) H&H shall not, without the consent of NAR or IMR, include any securities for sale for its own account or the account of others in any registration statement filed pursuant to section 2; and

            (e) NAR and IMR shall together have the right to exercise registration rights pursuant to this Section 2.1 one time.

If in any case H&H shall under any of foregoing clauses (a) through (e) postpone the filing of a registration statement requested by NAR or IMR, NAR or IMR, as the case may be, shall have the right for 30 days after receipt of the notice of postponement to withdraw the request for registration by giving written notice to H&H, and in the event of such withdrawal such request shall not be counted under the foregoing clause (e) to this Section 2.1. In addition, in no event shall a registration request be counted if all the Registrable Securities with respect to which a request is made are not registered pursuant to an effective registration statement.

            2.2 Registration Expenses. H&H shall pay or cause to be paid all Registration Expenses in connection with the exercises of registration rights pursuant to this Section 2; provided that with respect to any such registration NAR or IMR, as the case may be, shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, all commissions, discounts or other compensation payable to any underwriters (including fees and expenses of underwriters' counsel other than those referred to in clause (iv) of the definition of Registration Expenses) in respect of such Registrable Securities and the fees and expenses of its own counsel; and provided further that in no event shall NAR or IMR, as the case may be, be required to pay any internal costs of H&H.


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            Section 3. Incidental Registration.

            3.1 Notice and Registration. If H&H proposes to register any of its voting securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to NAR and IMR of its intention to do so, and upon the written request of NAR or IMR or upon the joint written request of NAR and IMR, as the case may be, delivered to H&H within 10 business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by NAR, IMR or both, as the case may be, and the intended method of disposition thereof) H&H will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which H&H has been so requested to register by NAR and/or IMR, as the case may be, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

            (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, H&H shall determine for any reason not to register the Other Securities, H&H may, at its election, give written notice of such determination to NAR and/or IMR, as appropriate, and thereupon H&H shall be relieved of its obligations to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights, if any, of NAR and/or IMR immediately to request that such registration be effected as a registration under Section 2;

            (b) H&H will not be required to effect any registration of Registrable Securities under this Section 3 if, and to the extent that, the underwriters (or any managing underwriter) shall advise H&H in writing that, in their reasonable opinion, inclusion of such number of shares of Registrable Securities will adversely affect the price or distribution of the securities to be offered solely for the account of H&H. Such


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      advice shall include a statement as to the underwriters' (or any managing underwriter's) opinion as to the number of shares which may be included without adversely affecting the price or distribution of the securities solely for the account of H&H (such total number of shares which such advice states may be so included being the "Total Number of Includible Securities"). H&H shall promptly furnish NAR and/or IMR, as appropriate, with a copy of such written advice. In the event that the number of shares requested to be included by NAR and/or IMR together with the number of other shares requested to be included by any selling security holders requesting inclusion of such security holders' securities pursuant to registration rights granted by H&H exceeds the Total Number of Includible Securities, the aggregate number of shares of Registrable Securities held by NAR and/or IMR entitled to be included in the public sale shall be the product of (A) a fraction, the numerator of which is the total number of such shares of Registrable Securities held by NAR and/or IMR requested to be included in such public sale and the denominator of which is the total number of NAR's and/or IMR's shares of Registrable Securities requested to be included in such public sale plus the number of other shares requested to be included by other securityholders pursuant to registration rights granted by H&H and (B) the Total Number of Includible Securities.

            (c) H&H shall not be required to effect any registration of Registrable Securities under this section 3 incidental to the registration of any at its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

No registration of Registrable Securities effected under this Section 3 shall relieve H&H of its obligation, if any, to affect the registration of Registrable Securities pursuant to section 2.

            3.2 Registration Expenses. H&H will pay all Registration Expenses in connection with any registration pursuant to this Section 3; provided that with respect to any such registration NAR and/or IMR, as the case may be, shall bear all transfer taxes applicable to its Registrable Securities registered thereunder, its pro rata share of all commissions, discounts or other compensation payable to any underwriters (including fees and expenses of underwriters'


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counsel other than those referred to in clause (iv) of the definition of
Registration Expenses) in respect of such Registrable Securities and the fees and expenses of its own counsel, the fees associated with the filing under state securities laws of the Registrable Securities in states and in amounts in respect of which H&H would not otherwise have made such filings and any Commission filing fees related solely to the Registrable Securities NAR or IMR, as the case may be, has requested be registered; and provided, further, that in no event shall NAR or IMR be required to pay any internal costs of H&H.

            Section 4. Registration Procedures.

            4.1 Registration and Qualification.

            (a) If and whenever H&H is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, H&H will as promptly as is practicable:

            (i) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by NAR or IMR, as set forth in such registration statement or the expiration of six months after such registration statement becomes effective;

            (iii) furnish to NAR and IMR and to any underwriter of such Reqistrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of NAR and IMR or any managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under the Securities Act, in conformity with the requirements of the Securities Act, such documents as may be incorporated by reference in


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      such registration statement or prospectus, and such other documents, as
      NAR, IMR or such underwriter may reasonably request;

            (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as NAR, IMR or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable NAR, IMR or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that H&H shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (v) in the case of any underwritten offering, furnish to NAR and IMR, as appropriate, and the underwriters, addressed to them, (A) an opinion of counsel for H&H, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a comfort letter signed by the independent public accountants who have certified H&H's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters, respectively, delivered to underwriters in underwritten public offerings of securities and such other matters as NAR or IMR may reasonably request;

            (vi) immediately notify NAR and IMR at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is or was required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes or included an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary, in the light of the


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      circumstances then existing, to make the statements therein not misleading, and at the request of NAR or IMR prepare and furnish to NAR or IMR a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances then existing, to make the statements therein not misleading; and

            (vii) use reasonable efforts to do any and all other acts NAR or IMR may reasonably request and which are customary for a registration of equity securities.

H&H may require NAR or IMR to furnish such information regarding NAR or IMR and the distribution of such securities as H&H may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with any registration.

            (b) Each of NAR and IMR agree that, upon receipt of any notice from H&H of the happening of any event of the kind described in Section 4.1(a) (vi) hereof, NAR or IMR, as the case may be, shall use its best efforts to discontinue forthwith disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until NAR's or IMR's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4.1(a) (vi) hereof.

            4.2 Listing of Common Stock. Upon the request of NAR or IMR in connection with any public offering of the Common Stock, H&H shall use its best efforts to effect, as promptly as is practicable, the listing of the Common Stock on the Amex and all other national securities exchanges on which H&H's Common Stock shall then be listed.

            4.3 Underwriting.

            (a) If requested by the managing underwriter for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, H&H will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by H&H and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect pro-


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vided in Section 6 hereof and the provision of opinions of counsel and accountants letters to the effect provided in Section 4.1(a) (v) hereof. NAR and/or IMR, as appropriate, shall be a party to any such under-writing agreement and the representations and warranties by, and the other agreements on the part of, H&H to and for the benefit of such underwriters, shall also be made to and for the benefit of NAR and/or IMR.

            (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, H&H may require the Registrable Securities requested to be registered pursuant to Section 3 by NAR or IMR to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In any such case, NAR and/or IMR shall be party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by NAR or IMR, as appropriate, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6 hereof. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, H&H to and for the benefit of such underwriters, shall also be made to and for the benefit of NAR and IMR, as appropriate.

            Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, H&H will give NAR, IMR and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of H&H with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of NAR, IMR and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which H&H reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement,
(ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records


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is ordered pursuant to a subpoena or other order. NAR and IMR each agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to H&H.

            Section 6. Indemnification and Contribution.

            (a) Indemnification by H&H. H&H agrees to indemnify and hold harmless each Person who participates as an underwriter, NAR, IMR, each of their respective officers and directors and each Person, if any, who controls any such underwriter, NAR or IMR within the meaning of Section 15 of the Securities Act as follows:

            (i) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material tact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any Governmental Body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of H&H ; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by NAR or any underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any Governmental Body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or


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      omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of or caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to H&H by NAR and/or IMR, as the case may be, or any underwriter expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto); and further provided that this indemnity agreement does not apply to any loss, liability, claim, damage or expense arising out of or caused by NAR's or IMR's continued circulation, subsequent to NAR's or IMR's, as the case nay be, receipt of the notice described in Section 4.1(a) (vi) hereof, of a prospectus including the untrue statement of a material fact or omission of a material fact as to which such notice was provided.

            (b) Indemnification by NAR or IMR. NAR and IMR agree to indemnify and hold harmless H&H and any underwriter, and each of their respective directors and officers (including each officer of H&H who signed the registration statement), and each Person, if any, who controls H&H or any underwriter within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to H&H by NAR or IMR expressly for use in the registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto).

            (c) Indemnification by Underwriter. Anything in section 6(a) to the contrary notwithstanding, H&H's obligation to indemnify any underwriter pursuant to Section 6(a) in an underwritten offering (or any Person controlling such underwriter within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting agreement with such underwriter containing an agreement by such underwriter to indemnify and hold harmless H&H, NAR and IMR, and each of their respective directors and officers (including each officer of H&H who signed the registration statement) and each Person, if any, who controls H&H, NAR and IMR, within the meaning of Section 15 of the securities Act, against any and all loss, liability claim, damage and


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expense described in the indemnity contained in Section 6(a) hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to H&H by such underwriter expressly for use in the registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto).

            (d) Conduct of Indemnification Proceedings. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may, at its own expense, participate in and direct the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable although applicable in accordance with its terms, H&H NAR, IMR and any underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by H&H, NAR, IMR and any underwriter, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the prospectus bears to the public offering price appearing thereon and H&H, NAR and IMR, as the case may be, are responsible for the balance; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between H&H on the one hand and NAR and/or IMR on the other hand, such parties shall contribute to the aggregate losses, liabilities claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by H&H, on the one hand, and NAR and/or IMR on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (ii) the relative fault of H&H, on the one hand, and NAR and/or IMR on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by H&H, on the one hand, and NAR and/or IMP on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to H&H by NAR and/or IMP, as the case may be, in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (before deducting expenses) received by H&H bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by NAR and/or IMR, as the case may be, with respect to such offering exceeds the purchase price paid to H&H in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth on the table to the cover page of the prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by H&H, NAR or IMR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. H&H, NAR and IMR agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. For purposes of this Section 6, each Person, if any, who controls NAR or IMR or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as NAR, IMR or such underwriter, and each director of H&H, each officer of H&H who signed the registration statement, and each Person, if any, who controls H&H within the meaning of Section 15 of the securities Act shall have the same rights to contribution as H&H.

            Section 7. Permitted Assignment. NAR or IMR may assign rights hereunder in connection with any sale of Registrable Securities provided that such assignee shall have agreed in writing, satisfactory in form and substance to H&H and its counsel, to be bound hereby. Rights hereunder assigned by NAR or IMR to any other Person shall not be further assignable by such other Person other than to a successor to all or substantially all of such other Person's business which successor shall have agreed in writing to be bound hereby. From and after any such assignment pursuant to this Section 7, reference herein to NAR or IMR, as the case may be, shall include such permitted assignee or assignees and nothing contained in this Section shall increase the number of registrations required to be made by H&H hereunder.

            Section 5. Miscellaneous.

            8.1 Severability. If any term, provision, covenant, restriction, part or portion of this Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, or is otherwise legally impossible to perform, the remainder of the terms, provisions, covenants, restrictions, parts and portions of this Registration Rights Agreement shall remain in full force and effect.

            8.2 Specific Enforcement. H&H, NAR and IMR acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Registration Rights Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

            8.3 Entire Agreement. This Registration Rights Agreement contains the entire understanding of the parties with respect to the matters covered hereby and this Registration Rights Agreement may be amended only by an agreement in writing executed by the parties hereto.

            8.4 Counterparts. This Registration Rights Agreement may be executed by the parties hereto in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.5 Notices. Any notice pursuant to this Registration Rights Agreement to be given by either party shall be sufficiently given for purposes of this Registration Rights Agreement if sent by first-class mail, postage prepaid, delivered by hand or overnight courier or sent by facsimile, addressed as follows:

      (i) if to the Company, addressed to:

          The Horn & Hardart Company
          1500 Harbor Boulevard
          Weehawken, New Jersey 07087
          Attn:   Exec. V.P. - Corporate Affairs
                  General Counsel, and Secretary
          Facsimile number: 201-392-5005
      with a copy to:

           Martin Nussbaum, Esq
           Shereff, Friedman, Hoffman & Goodman
           919 Third Avenue
           New York, New York 10022-9998
           Facsimile Number: 212-758-9526

      (ii) if to the Buyer, addressed to:

           North American Resources Limited
           c/o Quadrant Management Company
           689 Fifth Avenue
           New York, New York 10022
           Attn: Mr. Alan G. Quasha
           Facsimile Number: 212-753-4974

      with a copy to:

           Monte E. Wetzler, Esq.
           Breed, Abbott & Morgan
           153 East 53rd Street
           New York, New York 10022
           Facsimile Number: 212-688-0258

      (iii) if to IMP, addressed to:

           Intercontinental Mining & Resources Limited
           c/o Quadrant Management Company
           689 Fifth Avenue
           New York, New York 10022
           Attn: Chief Financial Officer
           Facsimile Number: 212-753-4974

      with a copy to:

           Monte E. Wetzler, Esq.
           Breed, Abbott & Morgan
           153 East 53rd Street
           New York, New York 10022
           Facsimile Number: 212-888-0258

or at such other address as shall be furnished in writing to the other party.

            8.6 Waivers. Each party may waive in whole or in party any benefit or right provided to it under this Registration Rights Agreement. No waiver by any party of any default with respect to any provision, condition, requirement, or of any benefit or right hereof shall be deemed to be a waiver of any other provision, condition, requirement, benefit or right hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            8.7 Submission to Jurisdiction; Consent to Service of Process. Any action with respect to any claim arising out of or relating to this Registration Rights Agreement including any claim for specific performance arising under section 8.2 hereof shall be brought in the State, City and County of New York, and in furtherance thereof (a) each of H&H, NAR and IMR irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York and (b) each of H&H, NAR and IMR irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Registration Rights Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Each of H&H, NAR and IMR consents that service of process upon it in any such suit, action or proceeding may be made in the manner set forth in section 8.5 hereof.

            8.8 Headings. The headings herein are for convenience only, do not constitute a part of this Registration Rights Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            8.9 Successors and Assigns. This Registration Rights Agreement shall be binding upon and inure to the benefit of H&H, NAR, IMR, and their successors and legal representatives. No other Person is intended to have any rights by reason of, or to enforce, any provision of this Registration Rights Agreement. Neither H&H, NAR nor IMR may assign this Registration Rights Agreement or any rights hereunder except to the extent contemplated by Section 7 hereof.

            8.10 Governing Law. This Registration Rights Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

            IN WITNESS WHEREOF, H&H, NAR and IMR have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Registration Rights Agreement.


                                         THE HORN & HARDART COMPANY

                                         By: /s/ Jack Rosentald
                                             -----------------------------------
                                             Name:  Jack Rosentald
                                             Title: President & CEO


                                         NORTH AMERICAN RESOURCES LIMITED

                                         By: /s/ Alan G. Quasing
                                             -----------------------------------
                                             Name:  Alan G. Quasing
                                             Title: Attorney-in-fact


                                         INTERCONTINENTAL MINING &
                                           RESOURCES, LIMITED

                                         By: /s/ Fred Anderson
                                             -----------------------------------
                                             Name: Fred Anderson
                                             Title: V.P.